PTC PREPARED REMARKS FIRST QUARTER FISCAL 2020 January 22, 2020 Please refer to the “Important Information About Our Operating and Non-GAAP Financial Measures” below for important information about our operating and Non-GAAP financial measures (including ARR and Adjusted Free Cash Flow), definitions and reconciliation to the nearest GAAP measures, and other important disclosures. Additional financial information is provided in the PTC Financial Data Tables posted with these prepared remarks to PTC’s Investor Relations website at investor.ptc.com. Key Performance Measures Q1’19 revenue and non-GAAP EPS benefitted from last-time perpetual license sales of approximately $15M. Revenue dollars and growth rates as reported. Q1’19 and Q1’20 Cash from operations and adjusted FCF are trailing twelve months. 1

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Key Highlights of Operating and Financial Measures

In millions, except per share amounts	Q1'20	YoY	YoY CC	Management Comments
ARR	$1,158	11%	11%	• ARR growth of 11% YoY was in line with our expectations, driven by double digit ARR growth across Europe and Asia with notable strength in PLM, well above the high single-digit market growth rate.
Revenue	$356	6%	8%	• Revenue is impacted by the adoption of ASC606 and related business policy changes. • Revenue grew 8% YoY CC, in-line with our expectations, compared to a strong Q1'19 where we experienced higher than expected perpetual license revenue resulting from our perpetual license end-of-life program. • Perpetual software revenue in Q1'20 decreased 78% YoY CC due to the reason mentioned above. • We saw double digit YoY CC growth in Europe, Japan and Americas which was partially offset by declines in China due to the end of perpetual license sales in that region.
GAAP EPS Non-GAAP EPS	$0.31 $0.57	75% 2%	102% 5%	• Non-GAAP EPS grew 5% YoY CC, in-line with expectations, reflecting continued financial discipline, as well as the impacts of ASC606 adoption on revenue and commission expenses, offset by higher tax rate and a revenue mix that was weighted more towards recurring revenue compared to Q1'19 where we had a higher mix of perpetual revenue.
Free Cash Flow Adjusted Free Cash Flow	$3 $12	NM NM	NM NM	• FCF was $3M compared to a loss of $9M in Q1'19; Adjusted FCF was $12M, compared to a loss of $1M in Q1'19. • We have significant cash outflows in our first quarter, including the payments of annual bonuses, Q4 commissions, withholding taxes on annual RSU grants, and a semi-annual bond interest payment.

Operating Performance

In millions	Q1'20	Management Comments
Operating Expense: GAAP Non-GAAP	 $238 $185	• We expect FY'20 non-GAAP operating expense growth of 9%, which is in line with our previous guidance. • The adoption of ASC 606 impacts commission expenses.
Operating Margin: GAAP Non-GAAP	 9% 26%	• Non-GAAP operating margin of 26%, increased 200 bps quarter-over-quarter, and declined 100-basis points compared to Q1'19 when perpetual license revenue was significantly higher due to last time buys before the end-of-life of perpetual licenses on January 1, 2019. • Operating margin is impacted by the adoption of ASC606 and related business policy changes.

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ARR Performance by Product Group

In millions	Q1'20	YoY	YoY CC	Management Comments
Core (CAD & PLM)	$830	9%	10%	• Core product ARR growth of 10% YoY CC was above the high single-digit market growth rate. • This overachievement was driven by mid-teens YoY CC ARR growth in PLM, most notably in China and Europe.
Growth (IoT, AR & Onshape)	$151	35%	36%	• ARR growth in the mid-30s YoY CC driven by solid IoT performance, above market growth results in AR, most notably in Europe and APAC, and Onshape, which performed in line with expectations • We have a high degree of ARR visibility for FY'20 from committed backlog.
Focused Solutions Group (FSG)	$178	1%	1%	• Q1'20 ARR growth of 1% reflects the timing of new subscription deals and renewals.

ARR Performance by Region

In millions	Q1'20	YoY	YoY CC	Management Comments
Americas	$522	9%	9%	• America's ARR growth of 9% YoY was driven by ~30% YoY ARR growth of our Growth products and high single-digit YoY ARR growth of our Core products.
Europe	$437	12%	13%	• Europe's ARR growth of 13% YoY CC was driven by mid-40's YoY CC ARR growth of our Growth products and low double-digit ARR growth YoY CC of our Core products.
APAC	$199	12%	12%	• APAC's ARR growth of 12% YoY CC was driven by mid-40's ARR YoY CC growth of Growth products and low double-digit YoY ARR growth of our Core products.

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Revenue Performance by Product Group

- Revenue is impacted by the adoption of ASC606 and related business policy changes.

In millions	Q1'20	YoY	YoY CC	Management Comments
Core (CAD & PLM)	$263	5%	6%	• Core revenue growth of 6% YoY CC was driven by 66% YoY CC growth in subscription revenue, offset by a 98% decline YoY CC in perpetual revenue. Total recurring revenue of our Core products grew 26% YoY CC.
Growth (IoT, AR & Onshape)	$48	36%	37%	• Revenue growth of 37% YoY CC for our Growth products was driven by 45% YoY CC in total recurring revenue.
Focused Solutions Group (FSG)	$45	(6%)	(5%)	• FSG revenue declined 5% YoY CC. Subscription revenue for our FSG products increased 10% YoY CC, which was offset by a perpetual revenue decline of 80%, reflecting the end of perpetual license sales on January 1, 2019. Total recurring revenue was roughly flat YoY for our FSG products.

Revenue Performance by Region

- Revenue is impacted by the adoption of ASC606 and related business policy changes.

In millions	Q1'20	YoY	YoY CC	Management Comments
Americas	$156	10%	10%	• Americas revenue grew 10% YoY, driven by low 20's YoY growth for our subscription revenue, partially offset by a decline in support revenue. Total recurring revenue grew 10% YoY.
Europe	$137	23%	28%	• Europe revenue growth of 28% YoY CC was driven by subscription revenue growth of 101% YoY CC, partially offset by perpetual revenue decline of 45% YoY CC.
APAC	$64	(22%)	(22%)	• Revenue in APAC declined 22% YoY CC primarily due to the tough compare related to the last time buys associated with the discontinuation of perpetual licenses as of January 1, 2019. • Revenue in China declined 48% YoY CC, partially offset by growth in Japan of 15% YoY CC.

Other Highlights in Quarterly Operating Performance

- We have successfully completed the first phase of the Onshape integration, including payroll and benefits. The Cambridge based employees moved into the PTC corporate headquarters on January 21, 2020.
- Cash, cash equivalents, and marketable securities totaled $294 million as of December 28, 2019.
- As of December 28, 2019, gross borrowings totaled $1.1 billion, including $500 million of senior notes and $628 million outstanding under our revolving credit facility. Under our revolving credit facility, our leverage ratio is limited to 4.5 times adjusted EBITDA. Further, if our leverage ratio exceeds 3.25 times adjusted EBITDA, our stock repurchases are limited to $100 million in a year. Our leverage ratio at the end of Q1'20 was 3.6. As of December 28, 2019, we had approximately $275 million available to borrow under the credit facility.

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Fiscal 2020 Outlook

Fiscal 2020 Guidance
Our fiscal 2020 financial outlook includes the following general considerations:

- Guidance includes the financial contribution from the recently completed Onshape acquisition.
- Operating expenses are still expected to grow roughly 9%, slightly elevated due to the Onshape acquisition.
- Allows for potential impact of moderate weakening of macroeconomic conditions.
- GAAP tax rate is expected to be 15%, 500 bps lower than previous guidance due to accounting related to the Onshape acquisition. Non-GAAP tax rate remains 19%.
- Reflects operating cash flow of $245 million to $265 million.

In millions except per share amounts	Guidance	YoY	Comments
ARR	$1,270 - $1,295	14% - 16%	Increased $20M at midpoint; ~$5M due to Q1 performance and outlook for the remainder of FY'20 and ~$15M of FX impact.
Free Cash Flow (1)	$218 - $238	(1%) - 8%	No change. ~$5M Fx benefit offset by higher estimated restructuring charges.
Adjusted Free Cash Flow (1)	$260 - $280	6% - 14%	Increased ~$5M due to FX impact.
Revenue	$1,445 - $1,525	15% - 21%	Increased $25M at midpoint; ~$10M due to Q1 performance and outlook for the remainder of FY'20and ~$15M of FX impact.
GAAP Operating Margin	11% - 15%	600 - 1000 bps	No change.
Non-GAAP Operation Margin (2)	26% - 29%	600 - 900 bps	Increased ~200 bps at the low end due to increased revenue outlook.
GAAP EPS	$0.71 - $1.23	NM	Increased $0.07 at the midpoint due to top line performance mentioned above.
Non-GAAP EPS (2)	$2.15 - $2.65	31% - 62%	Increased $0.12 at midpoint; ~$0.07 due to Q1 performance and outlook for the remainder of FY'20and ~$0.05 of FX impact.

(1) Free cash flow and adjusted free cash flow exclude capital expenditures of $27 million. Adjusted free cash flow also excludes restructuring payments of $42 million.
(2) The FY'20 non-GAAP guidance excludes the estimated items outlined in the table below, as well as any tax effects and discrete tax items (which are not known nor reflected).

In millions	FY'20
Acquisition-related charges	$7
Restructuring charges	$30
Intangible asset amortization expense	$56
Stock-based compensation expense	$116
Total Estimated Pre-Tax GAAP adjustments	$209

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PTC Inc. NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED) (in thousands, except per share data) Three Months Ended December 28, December 29, 2019 2018 GAAP revenue $ 356,110 $ 334,689 Fair value adjustment of acquired deferred subscription revenue - 66 Fair value adjustment of acquired deferred services revenue - 207 Non-GAAP revenue $ 356,110 $ 334,962 GAAP gross margin $ 268,705 $ 257,337 Fair value adjustment of acquired deferred revenue - 273 Fair value adjustment to deferred services cost - (85) Stock-based compensation 3,043 3,111 Amortization of acquired intangible assets included in cost of revenue 6,799 6,717 Non-GAAP gross margin $ 278,547 $ 267,353 GAAP operating expense $ 238,280 $ 227,293 Stock-based compensation (24,893) (26,296) Amortization of acquired intangible assets (6,777) (5,936) Acquisition-related and other transactional charges included in general and administrative (7,129) (419) Restructuring charges, net (14,034) (16,586) Headquarters relocation charges - (1,907) Non-GAAP operating expense $ 185,447 $ 176,149 GAAP operating income $ 30,425 $ 30,044 Fair value adjustment of acquired deferred revenue - 273 Fair value adjustment to deferred services cost - (85) Stock-based compensation 27,936 29,407 Amortization of acquired intangible assets included in cost of revenue 6,799 6,717 Amortization of acquired intangible assets 6,777 5,936 Acquisition-related and other transactional charges included in general and administrative 7,129 419 Restructuring charges, net 14,034 16,586 Headquarters relocation charges - 1,907 Non-GAAP operating income $ 93,100 $ 91,204 GAAP net income $ 35,455 $ 20,985 Fair value adjustment of acquired deferred revenue - 273 Fair value adjustment to deferred services cost - (85) Stock-based compensation 27,936 29,407 Amortization of acquired intangible assets included in cost of revenue 6,799 6,717 Amortization of acquired intangible assets 6,777 5,936 Acquisition-related and other transactional charges included in general and administrative 7,129 419 Restructuring charges, net 14,034 16,586 Headquarters relocation charges - 1,907 Income tax adjustments (1) (31,966) (14,855) Non-GAAP net income $ 66,164 $ 67,290 GAAP diluted earnings per share $ 0.31 $ 0.18 Fair value adjustment of acquired deferred revenue - - Stock-based compensation 0.24 0.25 Amortization of acquired intangibles 0.12 0.11 Acquisition-related and other transactional charges 0.06 - Restructuring charges, net 0.12 0.14 Headquarters relocation charges - 0.02 Income tax adjustments (0.28) (0.12) Non-GAAP diluted earnings per share $ 0.57 $ 0.56 (1) We have recorded a full valuation allowance against our U.S. net deferred tax assets. As we are profitable on a non-GAAP basis, the 2020 and 2019 non-GAAP tax provisions are being calculated assuming there is no valuation allowance. Income tax adjustments reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above. 6

PTC Inc. NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED) (in thousands, except per share data) Operating margin impact of non-GAAP adjustments: Three Months Ended December 28, December 29, 2019 2018 GAAP operating margin 8.5% 9.0% Fair value adjustment of acquired deferred revenue 0.0% 0.1% Fair value adjustment to deferred services cost 0.0% 0.0% Stock-based compensation 7.8% 8.8% Amortization of acquired intangibles 3.8% 3.8% Acquisition-related and other transactional charges 2.0% 0.1% Restructuring charges, net 3.9% 5.0% Headquarters relocation charges 0.0% 0.6% Non-GAAP operating margin 26.1% 27.2% Three Months Ended December 28, December 29, 2019 2018 Cash provided by operating activities 7,512 21,214 Capital expenditures (4,707) (30,332) Free cash flow 2,805 (9,118) Restructuring payments (1) 3,268 8,283 Acquisition-related payments 6,422 - Adjusted free cash flow 12,495 (835) Trailing Twelve Months Ended December 28, December 29, 2019 2018 Cash provided by operating activities 271,443 243,451 Capital expenditures (38,786) (59,996) Free cash flow 232,657 183,455 Restructuring payments (1) 19,705 10,306 Acquisition-related payments 6,422 - Adjusted free cash flow 258,784 193,761 (1) Restructuring payments include lease payments associated with exited facilities. Important Disclosures Important Information About Our Non-GAAP Financial Measures PTC provides non-GAAP supplemental financial information to its financial results. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. We believe that these non- GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on our financial results and such items often recur. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results. 7

Non-GAAP revenue, non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: fair value of acquired deferred revenue, fair value adjustment to deferred services cost, stock-based compensation, amortization of acquired intangible assets, acquisition- related and other transactional charges included in general and administrative costs, restructuring and headquarters relocation charges, and income tax adjustments. Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in “Non-GAAP Financial Measures” of our Annual Report on Form 10-K for the fiscal year ended September 30, 2019. Free Cash Flow and Adjusted Free Cash Flow - PTC also provides information on “free cash flow” and “adjusted free cash flow” to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goals and intent to return approximately 50% of our free cash flow to shareholders via stock repurchases. As a reminder, we suspended the share repurchase program for FY’20. Free cash flow is net cash provided by (used in) operating activities less capital expenditures; adjusted free cash flow is free cash flow excluding restructuring payments, certain acquisition-related payments and certain identified non-ordinary course payments. Free cash flow and adjusted free cash flow are not measures of cash available for discretionary expenditures. Constant Currency Change Metric - We present CC information for revenue, EPS, ARR, and FCF to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency rate fluctuations. To present CC revenue, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the foreign exchange rate as of September 30, 2019, rather than the actual exchange rates in effect during that period. Operating Measures ARR - To help investors understand and assess the success of our subscription transition, we provide an ARR operating measure. On September 5, 2019, we revised the ARR definition. ARR represents the annualized value of our portfolio of recurring customer arrangements as of the end of the reporting period, including subscription software, cloud, and support contracts. This is a change from our prior definition where ARR for a quarter was calculated by dividing the portion of non-GAAP software revenue attributable to subscription and support under ASC 605 for the quarter by the number of days in the quarter and multiplying by 365. We believe ARR is a valuable operating metric to measure the health of a subscription business because it captures expected subscription and support cash generation from new customers, existing customer expansions and includes the impact of churn (gross churn net of pricing). Because this measure represents the annualized value of recurring customer contracts as of the end of a reporting period, ARR does not represent revenue or billings for any particular period or remaining revenue that will be recognized in future periods. Forward-Looking Statements Statements in this press release that are not historic facts, including statements about our future financial and growth expectations and targets, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may deteriorate due to, among other factors, the geopolitical environment, including the focus on technology transactions with non-U.S. entities and potential expanded prohibitions, and ongoing trade tensions and tariffs; our Internet of Things (IoT), Augmented Reality and Onshape businesses may not expand and/or generate the revenue we expect if customers are slower to adopt those technologies than we expect or adopt competing technologies; customers may not renew subscription or support contracts with us as we expect if they elect to switch to competing technologies or otherwise cease using our software, which would adversely affect our ARR, revenue and cash flows; bookings associated with minimum ACV commitments under our Strategic Alliance Agreement with Rockwell Automation may not result in subscription contracts sold through to end-user customers; we may be unable to generate sufficient operating cash flow to repay the Onshape debt when or as we expect or to return 50% of free cash flow to shareholders and other uses of cash or our credit facility limits or other matters could preclude such repayments or share repurchases; we may be unable to expand our partner ecosystem as we expect; and our partners may not generate the revenue we expect. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. 8